SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO._____)

  Filed by the Registrant                                    [X]

  Filed by a Party other than the Registrant                 [ ]

[ ]  Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                 MEDAMICUS, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rule ss. 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid                     $___________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                                 MEDAMICUS, INC.
                              15301 HIGHWAY 55 WEST
                            PLYMOUTH, MINNESOTA 55447
                                 (612) 559-2613

                         ------------------------------

                         NOTICE AND PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 2000

                         ------------------------------

                                     NOTICE

To the Holders of Common Stock of MedAmicus, Inc.:

         The Annual Meeting of Shareholders of MedAmicus, Inc. (the "Company") will be held at the Crowne Plaza Northstar Hotel, 618 2nd Avenue South, Minneapolis, Minnesota 55402, on Thursday, April 27, 2000 at 3:30 p.m. Minneapolis time, for the following purposes:

         1. To set the number of directors at five and elect five directors for a term of one year.

         2. To adopt an amendment to the MedAmicus, Inc. Stock Option Incentive Plan.

         3. To adopt the 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan.

         4. To ratify the appointment of independent auditors for the current fiscal year.

         5. To consider and act on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Company's Board of Directors has fixed the close of business on March 15, 2000 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.

                                        By Order of the Board of Directors


                                        James D. Hartman
                                        SECRETARY
March 25, 2000

--------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.
--------------------------------------------------------------------------------

                                 MEDAMICUS, INC.
                              15301 Highway 55 West
                            Plymouth, Minnesota 55447
                                 (612) 559-2613

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 2000

         This Proxy Statement is furnished to shareholders of MedAmicus, Inc., a Minnesota corporation ("MedAmicus" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on Thursday, April 27, 2000 at 3:30 p.m. Minneapolis time at the Crowne Plaza Northstar Hotel, 618 2nd Avenue South, Minneapolis, Minnesota 55402, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of Proxy were first mailed to shareholders of the Company on or about March 25, 2000.

                     SOLICITATION AND REVOCATION OF PROXIES

         The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, but such persons will not be specifically compensated for such services.

         Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it either by submitting a new proxy card or by completing a ballot at the meeting at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specification indicated thereon. If no specification is indicated on a proxy, such proxy will be voted in favor of Proposals 1, 2, 3 and 4 described herein.

                          VOTING SECURITIES AND RIGHTS

         Only shareholders of record at the close of business on March 15, 2000 are entitled to execute proxies or to vote at the annual meeting. As of said date there were outstanding 4,116,574 shares of the Company's common stock, $.01 par value per share (the "Common Shares"). Each holder of Common Shares is entitled to one vote for each share held with respect to the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders and any other matters that may properly come before the meeting. A majority of the outstanding shares entitled to vote are required to constitute a quorum at the meeting. The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the annual meeting, is required to approve the matters mentioned in the foregoing Notice of Annual Meeting. Proxies indicating abstention from a vote and broker non-votes will be counted toward determining whether a quorum is present at the meeting, but will not be counted toward determining if a majority of the Common Shares present has voted affirmatively.

       OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

         The following table sets forth certain information as of March 15, 2000 with respect to the Company's Common Shares beneficially owned by each director, by each nominee for director, by each person known to the Company to beneficially own more than five percent of the Company's Common Shares based solely upon filings made by such persons under Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), by each executive officer set forth in the compensation table and by all executive officers and directors as a group.

                                           AMOUNT AND NATURE OF       PERCENTAGE OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIAL OWNERSHIP(1)(2)            SHARES(2)
------------------------------------    --------------------------    -------------------------
Richard L. Little                              398,317(3)                                 9.6%
6200 Upland Lane North
Maple Grove, MN 55391

James D. Hartman                               167,850(4)                                 4.0%
15301 Highway 55 West
Plymouth, MN 55447

Richard F. Sauter                               28,317(5)                                    *
205 Kentucky Ave. North
Golden Valley, MN 55427

Thomas L. Auth                                  50,000(6)                                 1.2%
2266 North Second Street
North St. Paul, MN 55109

Michael M. Selzer                               15,000(6)                                    *
205 Black Oaks Lane North
Wayzata, MN 55391

Pyramid Trading Limited Partnership            347,613(7)                                 8.4%
440 South LaSalle Street
Chicago, IL 60605

All Officers and Directors                     850,064(8)                                19.7%
As a Group (8 persons)

* Less than 1%

(1) Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person.

(3) Includes 13,917 shares which Mr. Little has the right to acquire within 60 days pursuant to options granted under the Non-Employee Director Stock Option Plan. Does not include approximately 30,000 shares owned by Mr. Little's adult children, as to which he disclaims beneficial ownership.

(4) Includes (i) 80,000 shares that Mr. Hartman has the right to acquire within 60 days at $1.275 per share pursuant to outstanding options;
         (ii) 7,500 shares that Mr. Hartman has the right to acquire within 60 days at $3.625 per share pursuant to outstanding options; (iii) 8,600 shares that Mr. Hartman has the right to acquire within 60 days at $3.25 per share pursuant to outstanding options; (iv) 6,500 shares that Mr. Hartman has the right to acquire within 60 days at $1.50 per share pursuant to outstanding options; (v) 2,000 shares that Mr. Hartman has the right to acquire within 60 days at $1.03 per share pursuant to outstanding options and (vi) 500 shares owned by Mr. Hartman's spouse over which she exercises sole voting and investment control. Does not include 500 shares owned by Mr. Hartman's adult child, as to which he disclaims beneficial ownership.

(5) Includes 18,917 shares which Mr. Sauter has the right to acquire within 60 days pursuant to options granted under the Non-Employee Director Stock Option Plan.

(6) Includes 5,000 shares which such director has the right to acquire within 60 days pursuant to options granted under the Non-Employee Director Stock Option Plan.

(7) As of December 29, 1999, based on a Schedule 13(d) filed with the Securities and Exchange Commission by a group consisting of (i) Pyramid Trading Limited Partnership ("PT"), Oakmont Investments, LLC ("OI"), the general partner of PT and Daniel Asher, as Manager of OI and individually, as beneficial owners of 187,400 shares; (ii) Gary Kohler, as beneficial owner of 80,500 shares; and (iii) Andrew Redleaf, as beneficial owner of 79,713 shares.

(8) See footnotes 3 through 5 above. Also includes 43,950 shares that officers have the right to acquire within 60 days pursuant to outstanding options.

                                   PROPOSAL 1:

                         ELECTION OF BOARD OF DIRECTORS

         The Board of Directors has set the number of directors at five. All five directors are to be elected at the annual meeting to serve until the 2001 annual meeting of shareholders. The Board of Directors has nominated the following persons for election:

     RICHARD L. LITTLE, JAMES D. HARTMAN, RICHARD F. SAUTER, THOMAS L. AUTH
                             AND MICHAEL M. SELZER.

         All of the nominees for election as directors are presently directors of the Company. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. It is the intention of the individuals named as proxies to vote for the nominees. If any nominee should be unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board of Directors may, in its discretion, recommend.

         The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the annual meeting is required to elect each director.

         Information regarding the persons nominated for election as directors is as follows:

                   NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

    NOMINEE AND PRINCIPAL OCCUPATION                AGE     DIRECTOR SINCE
    -----------------------------------------     -------   --------------
    Richard L. Little                                66          1981
       Retired

    James D. Hartman                                 54          1991
       President and Chief Executive Officer
       MedAmicus, Inc.

    Richard F. Sauter                                58          1992
       Associate Professor of Marketing
       University of St. Thomas

    Thomas L. Auth                                   55          1999
       President and Chief Executive Officer
       ITI Technologies, Inc.

    Michael M. Selzer                                47          1999
       President and Chief Executive Officer
       Urologix, Inc.


         RICHARD L. LITTLE is the founder of the Company and has been a director since its incorporation in August 1981. Mr. Little was the Chief Executive Officer and President of the Company from inception until his retirement on February 9, 1995. The Company commenced operations in 1985. In 1983, Mr. Little co-founded Arden Medical Systems, Inc., a Company based in St. Paul, Minnesota which developed a clinical chemistry analyzer, and from March 1983 to March 1985 served as its Vice President of Operations.

         JAMES D. HARTMAN was elected Chief Executive Officer in February 1996 and President of the Company in February 1995. Mr. Hartman has been Chief Financial Officer of the Company since January 1991 and has been Secretary and a director of the Company since March 1991. Mr. Hartman also served as Executive Vice President of the Company from April 1993 until February 1995. From May 1989 to August 1990, Mr. Hartman served as Vice President-Finance for Viking Electric Supply, Inc., a distributor of electrical supplies and tools based in the Minneapolis, Minnesota area.

         RICHARD F. SAUTER became a director of the Company in March 1992. Mr. Sauter is currently an Associate Professor of Marketing at the University of St. Thomas, St. Paul, Minnesota and has been since September 1990. From April 1974 until March 1990, he served in various positions at Medtronic, Inc., a medical device manufacturer in Minneapolis, Minnesota, most recently as Corporate Vice President-New Ventures.

         THOMAS L. AUTH became a director of the Company in October 1999. Mr. Auth is Chairman and CEO of ITI Technologies, Inc., a publicly held company and a leading designer and manufacturer of electronic security products. Mr. Auth joined ITI in 1981 and has been its CEO and director since that time. Mr. Auth also owns Vomela Specialty Corporation, a specialized vinyl graphics manufacturer and serves on the Boards of several privately held companies. Mr. Auth is also a certified public accountant.

         MICHAEL M. SELZER became a director of the Company in October 1999. Mr. Selzer is currently President and CEO of Urologix, Inc., a manufacturer of medical products for the treatment of urological disorders. Prior to joining Urologix in January 1999, Mr. Selzer spent 23 years in various management positions with Medtronic, Inc. including the past five years where he served as Vice President and General Manager of Medtronic's Neurostimulation business.

                        BOARD OF DIRECTORS AND COMMITTEES

         During the fiscal year ended December 31, 1999, the Board of Directors held five meetings. Each of the directors attended at least 75% of all of the meetings of the Board of Directors and applicable committees held while each was a director during such fiscal year.

         The Company has a Compensation Committee, consisting of Messrs. Kramp and Little which met once during the fiscal year ended December 31, 1999. Mr. Kramp resigned from the Board in October 1999 and was replaced by Mr. Auth. The Compensation Committee may grant options pursuant to the Company's Stock Option Incentive Plan, its 1991 Non-Statutory Stock Option Plan and its 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan. The Compensation Committee may also make recommendations with respect to officer compensation.

         The Company has an Audit Committee, consisting of Messrs. Kramp and Sauter which met once with the Company's outside auditors during the fiscal year ended December 31, 1999. Mr. Kramp resigned from the Board in October 1999 and was replaced by Mr. Selzer. The primary responsibilities of the audit committee are to oversee the Company's internal control structure and financial reporting activities and to review the annual audit plan.

         The Company does not have a nominating committee of the Board of Directors.

                REMUNERATION OF MEMBERS OF THE BOARD OF DIRECTORS

         Members of the Board of Directors currently receive $250 for each Board meeting attended and $100 for each breakfast update or Committee meeting attended which was not a part of a regular or special Board meeting. On April 25, 1996, shareholders approved the 1996 Non-Employee Director and Medical Advisory Board Stock Option Plan (the "1996 Plan"). Under the 1996 Plan, Mr. Sauter received options to purchase 5,000 Common Shares, effective January 25, 1996. In addition, each of Messrs. Sauter and Little received options to purchase 1,000 Common Shares on the date of the 1996, 1997, 1998 and 1999 Annual Meetings of Shareholders. The Board of Directors has resolved that the 1996 Plan shall be terminated effective on the date of shareholder approval of the 1999 Non-Employee Director and

Medical Advisory Board Stock Option Plan (the "Plan") pursuant to Proposal 3 included herein. Under the Plan, Messrs. Sauter and Little each received options to purchase 15,000 Common Shares on July 29, 1999 and Messrs. Auth and Selzer each received options to purchase 15,000 Common Shares on October 29, 1999. The exercise price of options under the Plan is 100% of the fair market value of the Common Shares on the date of grant and the term of options is eight years. The options are subject to vesting schedules and may become fully vested under certain circumstances constituting a change in control of the Company.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company are elected to serve until their respective successors are elected or until their earlier death, resignation or removal. The present executive officers of the Company are:

NAME                        AGE                     POSITION
-----------------------     ---     -------------------------------------------
James D. Hartman             54     President and Chief Executive Officer

Dennis S. Madison            56     Vice President of Administration and
                                      Regulatory Affairs

Christina M. Temperante      48     Vice President and General Manager - Fiber
                                      Optic Division

Mark C. Kraus                36     Vice President and General Manager -
                                      Vascular Delivery Systems Division

David A. Liebl               35     Vice President of Operations and Technology
                                      - Fiber Optic Division

         DENNIS S. MADISON has been Vice President of Administration and Regulatory Affairs since May 1995. Prior to that time, he served as Vice President-Research and Development of the Company from March 1988 and as a director of the Company from June 1987 to October 1991. From November 1983 until joining the Company, Mr. Madison served as Director of Quality Assurance of Arden Medical Systems, Inc.

         CHRISTINA M. TEMPERANTE has been with the Company since April 1998. She was hired as Vice President of Sales and Marketing and was named Vice President and General Manager of the Fiber Optic Division in January 1999. She spent the first twenty years of her career in various positions with 3M, most recently as Global Marketing Manager of the Medical Devices Division. In 1996, she left 3M to become Vice President of Sales, Marketing and Professional Services with Graseby Medical, Inc., a 3M spin-off company.

         MARK C. KRAUS has been with the Company since February 1992. He was elected Vice President of Operations in January 1998 and was named Vice President and General Manager of the Vascular Delivery Systems Division in January 1999. Prior to that, he served as Director of Manufacturing from July 1996; Manufacturing Manager of the Optical Sensors Division from January 1995; Manufacturing Manager of the Vascular Access Division from November 1992; and Sales Engineer from February 1992. Mr. Kraus also held manufacturing engineering positions with GV Medical, Inc. and Honeywell, Inc. from 1987 to 1992.

         DAVID A. LIEBL has been with the Company since January 1992. He was elected Vice President of Research and Development in January 1998 and was named Vice President of Operations and Technology of the Fiber Optic Division in January 1999. Prior to that, he served as Director of Research and Development from July 1996; General Manager of the Vascular Access Division from August 1994; and Product Development Manager from January 1992. Prior to joining the Company, Mr. Liebl served as a Senior Engineer for GV Medical, Inc. and from 1986 to May 1990 in an engineering role for Honeywell, Inc.

                             EXECUTIVE COMPENSATION

         The following information is given with respect to remuneration of James D. Hartman and Christina M. Temperante. Mr. Hartman was elected President of the Company in February 1995 and Chief Executive Officer in January 1996. Ms. Temperante joined the Company in April 1998 and was named General Manager in January 1999. Other than Mr. Hartman and Ms. Temperante, none of the executive officers of the Company received total annual salary and bonus in excess of $100,000 for the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                                 --------------------------------   ------------------------

                                                                     OTHER ANNUAL      SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION            YEAR      SALARY($)     COMPENSATION($)(1)           OPTIONS(#)(2)(3)
---------------------------------    --------    ---------     ------------------   ------------------------
James D. Hartman, Chief                1999      $130,000                   $668                     10,000
  Executive Officer and President      1998       130,000                    667                     22,500
                                       1997       108,000                    524                          0

Christina M. Temperante, Vice          1999      $120,000                   $633                      5,000
  President and General Manager        1998        92,692                      0                     50,000

(1) Consists of a matching contribution made by the Company to its 401(k) plan.

                      OPTION/SAR GRANTS DURING FISCAL YEAR

                                                           PERCENT OF TOTAL
                                NUMBER OF SECURITIES     OPTIONS/SAR GRANTED
                            UNDERLYING OPTIONS/SAR'S    TO EMPLOYEES IN FISCAL    EXERCISE OR    EXPIRATION
NAME                                      GRANTED(#)             YEAR             BASE PRICE        DATE
-----------------------     ------------------------    ----------------------    -----------    ----------
James D. Hartman                             10,000             10.40%                 $1.03     03/02/2005
Christina M. Temperante                       5,000              5.20%                  1.03     03/02/2005

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

         The following indicates the exercise of stock options or stock appreciation rights during the last completed fiscal year by executive officers named in the Summary Compensation Table. As of December 31, 1999, Mr. Hartman's and Ms. Temperante's stock options which remain unexercised had the following value, based on the difference between the option exercise price and the last sale price of the Company's common stock on December 31, 1999, as quoted in the National Association of Securities Dealers Automated Quotation System:

                                                                 NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                           SHARES ACQUIRED           VALUE    OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END($)
NAME                        ON EXERCISE(#)     REALIZED($)    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-----------------------    ---------------    ------------    --------------------------    -------------------------
James D. Hartman                        0              $0          101,200 / 30,800                $1,521 / $0
Christina M. Termerante                 0               0           10,000 / 45,000                   $0 / $0

                              EMPLOYMENT AGREEMENT

         James D. Hartman has an employment agreement with the Company with an initial term through December 31, 1996. Since December 31, 1996, the agreement has continued on a month-to-month basis and may be terminated by either the Company or the employee upon thirty days written notice. The annual base salary of Mr. Hartman as set by the Board of Directors for 2000 is $150,000. In addition, the Company may terminate Mr. Hartman's employment for cause and upon his death or incapacity. The agreement contains non-competition, confidentiality and assignment of invention provisions benefiting the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all required Section 16(a) filings applicable to officers, directors and greater than ten percent shareholders in 1999 were timely filed.

                                   PROPOSAL 2:
          AMENDMENT TO THE MEDAMICUS, INC. STOCK OPTION INCENTIVE PLAN

         The Board of Directors of the Company recommends the adoption of an amendment (the Amendment") to the Company's Stock Option Incentive Plan (the "Incentive Plan"). The Amendment, as adopted by the Board of Directors on February 24, 2000 will increase the number of shares issuable pursuant to options under the Incentive Plan from 400,000 to 600,000 Common Shares.

         The Board of Directors and shareholders of the Company initially adopted the Incentive Plan on August 2, 1989. The purpose of the Incentive Plan, as amended in May 1991, December 1991, January 1994 and April 1997, is to further the growth and general prosperity of the Company by enabling employees of the Company to acquire Common Shares, increasing their personal involvement in the Company and thereby enabling the Company to attract and retain those employees.

         The Incentive Plan currently provides for the granting of options to purchase up to an aggregate of 400,000 Common Shares to employees of the Company. The Amendment increases the maximum number of Common Shares available to 600,000. In the event of a change in corporate structure or capitalization affecting the Company's Common Shares, the maximum number of shares available under the Incentive Plan and subject to outstanding options will be adjusted accordingly. Any unsold shares subject to option under the Incentive Plan which for any reason expires or otherwise terminates may again be subject to option under the Incentive Plan. Options that are granted under the Incentive Plan may be either options that qualify as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or those that do not qualify as such incentive stock options ("Non-Incentive Options").

         The Incentive Plan has the following additional features:

ADMINISTRATION

         It must be administered by a committee appointed by the Board of Directors consisting solely of at least two directors who are disinterested administrators or non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934. The Incentive Plan is currently administered by the Compensation Committee of the Board of Directors, which is composed of two non-employee directors.

         The Compensation Committee, subject to the terms of the Incentive Plan, has the authority to select employees to whom options will be granted, and to determine the terms of the options, including the number of shares subject to each option, the option exercise price, the option duration, the manner in which the option becomes exercisable and whether the option is an Incentive Option or Non-Incentive Option.

ELIGIBLE EMPLOYEES

         All employees are eligible to receive options under the Incentive Plan, including officers of the Company and directors who are also employees of the Company. As of March 15, 2000, approximately 70 persons were eligible to receive options under the Incentive Plan. While the Compensation Committee has established no formal policy, currently all salaried employees of the Company, upon reaching 90 days of service, have been granted options to purchase 2,500 to 4,500 Common Shares depending upon levels of responsibility. In addition, all hourly employees of the Company, upon reaching 1 year of service, and on each 1 year anniversary thereafter, have been granted options to purchase 100 Common Shares.

OPTION PRICING AND VESTING

         Incentive Options may not be granted at a purchase price less than the fair market value of the Common Shares on the date of the grant (or, for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value) and Non-Incentive Options may not be granted at a purchase price less than 85% of fair market value on the date of grant. Options vest and become exercisable in accordance with a schedule to be fixed by the Compensation Committee. The options become immediately exercisable in full if the Company merges or consolidates with another corporation and is not the surviving corporation or if the Company transfers all or substantially all of its business or assets to another person.

DURATION OF OPTIONS

         The term of each option, which is fixed at the date of grant, may not exceed six years from the date the option is granted (except that an Incentive Option granted to a person holding more than 10% of the company's voting stock may be exercisable only for five years). Options may be made exercisable in whole or in installments, as determined by the Compensation Committee. Options which have been granted to employees who terminate employment due to death or disability may be exercised for a period of one year after the employee's termination by the optionee or the person(s) to whom the rights under such option shall have passed, as the case may be. An optionee who leave the Company for reasons other than death, disability or termination for cause has three months after termination in which to exercise his or her options.

TRANSFER

         Options may not be transferred other than by will, the laws of descent and distribution, or, if applicable, pursuant to a qualified domestic relations order. During the lifetime of an optionee, options may be exercised only by the optionee.

AMENDMENT

         The Board of Directors may amend the Incentive Plan as it deems advisable. The Board of Directors may terminate the Incentive Plan at any time, provided that outstanding options are not affected.

TERMS OF OUTSTANDING INCENTIVE OPTIONS

         As of December 31, 1999, the Company had outstanding options to purchase an aggregate of 321,175 Common Shares under the Incentive Plan. The aggregate market value, as of March 15, 2000, of the securities underlying such options was $963,525 or $3.00 per share and the aggregate exercise price of such options was $453,000 or an average of $1.41 per share. Sixty-eight employees have options outstanding under the Plan at exercise prices ranging from $.81 to $2.25 and which vest at the rate of 20% per year over a five year period beginning one year after date of grant. These options were granted as Incentive Options. The exercise price of these Incentive Options is 100% of the fair market value of the Common Shares on the date of grant, based on the last sale price for the Common Shares on that date.

         On November 18, 1998, the board of directors elected to re-price all outstanding incentive options with an exercise price over $1.50/share down to $1.50/share. In addition, the vesting schedule and the expiration date of these options was extended one year.

         The following table sets forth information as to options outstanding under the Incentive Plan as of December 31, 1999.

------------------------------------------------------------------------------------------
                                             NUMBER    OPTION EXERCISE      AGGREGATE
NAME                                       OF SHARES     PRICE RANGE     DOLLAR BENEFIT(1)
------------------------------------------------------------------------------------------
James D. Hartman                             32,500(2)   $1.03 - $1.50       $2,360
------------------------------------------------------------------------------------------
Christina M. Temperante                      55,000      $1.03 - $1.50       $1,180
------------------------------------------------------------------------------------------
All Executive Officers as a Group           165,500      $1.03 - $1.50       $6,844
------------------------------------------------------------------------------------------
Employees as a Group, excluding Executive
Officers (65 Persons)                       155,675      $ .81 - $2.25       $9,426
------------------------------------------------------------------------------------------

(1) Aggregate dollar benefits represent the difference between the aggregate market value of the Common Shares subject to options under the Incentive Plan and the aggregate exercise price of such options.

(2) Mr. Hartman has been granted options to purchase 99,500 shares of the Company's Common Stock under the 1991 Non-Statutory Stock Option Plan.

EFFECT OF FEDERAL INCOME TAXATION

         Counsel for the Company has advised that the federal income tax attributes of options granted under the Incentive Plan are as described in the following paragraphs:

         Under the Internal Revenue Code of 1986, as amended (the "Code"), the recipient of an option that qualifies as an incentive stock option within the meaning of Section 422 of the Code ("Incentive Option") receives a tax benefit of income deferral if the recipient meets the holding period requirements of
Section 422. Neither the grant nor the exercise of an Incentive Option results in taxable income to the optionee or a deduction of the issuer; however, the amount by which the fair market value of the Common Shares on the date of exercise exceeds the exercise price is an item of adjustment under the Internal Revenue Code, as amended, and may therefore subject the optionee to alternative minimum tax. Assuming the holding period requirements are met, upon the ultimate sale of the Common Shares acquired upon the exercise of an Incentive Option, the amount by which the sale price exceeds the exercise price will be treated as a long-term capital gain. There is no limitation on the value of Common Shares subject to the Incentive Option; however, the aggregate fair market value of the Common Shares (determined as of the date of grant) that may become first exercisable with respect to any recipient in any calendar year under the Incentive Plan may not exceed $100,000.

         Generally, with respect to options that do not qualify as Incentive Options ("Non-Incentive Options"), the acquisition of Common Shares through the exercise of Non-Incentive Options will result in compensation income to the optionee, subject to withholding, as of the date of exercise in an amount by which the fair market value of the Common Shares at such date exceeds the exercise price. Upon exercise, the Company will generally be entitled to a deduction in an identical amount. When an optionee disposes of such Common Shares, any difference between the amount received and the fair market value of the Common Shares on the date of exercise will be treated as a long- or short-term capital gain, as the case may be, depending on the period of time the optionee has held the Common Shares.

         The foregoing summary of the effect of federal income taxation upon participants in the Incentive Plan with respect to the receipt of an option or Common Shares received upon the exercise of any option does not purport to be complete. Reference is made to the applicable provisions of the Code.

         The foregoing summary of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan itself. The full text of the Incentive Plan will be provided to any shareholder who desires a copy, upon written request to the Company, Attention: Secretary, 15301 Highway 55 West, Plymouth, Minnesota 55447.

         The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the annual meeting is required to approve Proposal 2.

         THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE MEDAMICUS, INC. STOCK OPTION INCENTIVE PLAN.

                                   PROPOSAL 3:
     APPROVAL OF THE MEDAMICUS, INC. 1999 NON-EMPLOYEE DIRECTOR AND MEDICAL
                        ADVISORY BOARD STOCK OPTION PLAN

         The Board of Directors of the Company recommends the adoption of the proposed 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan ("the Plan"). The Board of Directors adopted the Plan in July 1999. The Plan provides for the automatic grant of options to non-employee directors ("Directors Options") and provides for discretionary grants to members of the Company's Medical Advisory Board ("Advisor Options"). Subject to adjustment, as provided in the Plan, the maximum number of Common Shares for which options can be exercised under the Plan is 200,000. In the event of a change in corporate structure or capitalization affecting the Company's Common Shares, the maximum number of shares available under the Plan and subject to outstanding options will be adjusted accordingly. Any unsold shares subject to an option under the Plan which for any reason expires or otherwise terminates may again be subject to an option under the Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders by allowing the Company to better attract and retain the best available persons for service as members of the Board of Directors and Medical Advisory Board of the Company and to provide additional incentive to the non-employee directors and advisors to continue to serve by affording them an opportunity to acquire a proprietary interest in the Company. The Plan terminates on the earlier of (i) July 29, 2011, or (ii) the decision of the Board of Directors to discontinue the Plan.

         The Plan has the following features:

ADMINISTRATION

         The Plan is to be administered by the Board of Directors of the Company. The Board may authorize the Compensation Committee or other Board committee, appointed by the Board of Directors, consisting of at least two directors, to exercise the powers conferred under the Plan, other than the powers to amend or terminate the Plan.

         Neither the Board nor the Compensation Committee may exercise any discretion regarding to whom Director Options will be granted, when they will be granted, the number of Director Options to be granted or the vesting schedule and duration thereof.

ELIGIBILITY AND GRANTS

         Each member of the Board of Directors and Medical Advisory Board is eligible to participate in the Plan provided that the member is not currently, and has not during the previous 12-month period, been an employee of the

Company or any of its subsidiaries and the member does not hold any options to purchase Common Shares, except for stock options previously granted under the Plan or, with respect to members of the Board of Directors or the 1996 Non-Employee Director and Medical Advisory Board Stock Option Plan.

         Each Non-Employee Director who was a Non-Employee Director of the Company on July 29, 1999, received, subject to shareholder approval of the plan, and by virtue of serving as a Non-Employee Director, an initial Non-Statutory Stock Option to purchase 15,000 shares. Upon re-election to the Board at the annual stockholder's meeting in 2002, each Non-Employee Director shall be granted a Non-Statutory Stock Option to purchase 18,000 shares and on re-election to the Board at the annual meeting in 2005 and each three year annual meeting dates thereafter, each Non-Employee Director shall be granted a Non-Statutory Stock Option to purchase 21,000 shares, provided the Non-Employee Director continues to be elected to the Board of Directors.

         Each Non-Employee Director first elected or appointed to the Board at any time after July 29, 1999, shall receive, by virtue of serving as a Non-Employee Director of the Company, an initial grant of a Non-Statutory Stock Option to purchase 15,000 Shares which shall be deemed to be granted to a Non-Employee Director immediately after the Non-Employee Director's initial election or appointment to the Board. On the third anniversary after the grant of the Initial Non-Employee Director Option, each Non-Employee Director shall be granted a Non-Statutory Stock Option to purchase 18,000 shares and on the sixth anniversary, and each three year anniversary thereafter, after the grant of the Initial Non-Employee Director Option, each Non-Employee Director shall be granted a Non-Statutory Stock Option to purchase 21,000 shares, provided the Non-Employee Director continues as a member of the Board of Directors.

         An Advisor may be granted, from time to time, one or more Advisor Options under the Plan as determined by the Committee in its sole discretion.

OPTION PRICE

         The exercise price of all Director Options shall be 100% of the fair market value of the Common Shares on the date of grant. The exercise price of all Advisor Options is determined by the Committee on the date of grant provided that the exercise price cannot be less than 85% of the fair market value of the Common Shares on the date of grant. Fair market value of a Common Share is the last sale price of the Common Shares on that date as reported in the National Association of Securities Dealers Automated Quotation System.

VESTING

         Director Options vest and become exercisable cumulatively as follows:

         * Director Options granted on or before July 29, 1999 vest one third on the date of grant and one third upon each re-election to the Board.

         * Director Options granted after July 29, 1999 vest one third on the date of grant and one third upon each one-year anniversary of the grant date, provided such director has been re-elected to the Board.

         Advisor Options become exercisable at such times and in such installments as determined by the Committee in its sole discretion at the time the Advisor Option is granted.

         Options become fully vested if a director or advisor ceases to be a member of the Board or Advisory Board within one year of any certain occurrences constituting a change in control of the Company, including (i) if the

Company merges or consolidates with another company and is not the surviving entity, (ii) if the Company transfers all or substantially all of its assets,
(iii) if any person becomes beneficial owner of 30% or more of the outstanding Common Shares or (iv) during any period of two years, individuals who at the beginning of such period constitute the entire Board of Directors cease to constitute a majority of the Board.

DURATION OF OPTIONS

         Each Director Option expires on the earlier of (i) the eight-year anniversary of the date of grant of such option or (ii) one year after the date the director ceases to be a director of the Company, to the extent that such option was exercisable on the date of termination, but in no case after the expiration of the eight-year option term. Each Advisor Option expires on the date fixed by the Committee in its sole discretion on the date of grant. The Director Options and Advisor Options terminate and may no longer be exercised if the Board of Directors determines that the director or advisor, as the case may be, holding the options has committed an act of dishonesty or breach of fiduciary duty to the detriment of the Company.

TRANSFER

         Options may not be transferred other than by will, the laws of descent and distribution, or, if applicable, pursuant to a qualified domestic relations order. During the lifetime of an optionee, Options may be exercised only by the optionee.

AMENDMENT

         The Board of Directors may amend or discontinue the Plan at any time, provided, however, such action cannot impair any options previously granted and, if necessary to comply with Rule 16b-3 under the Exchange Act, the Plan may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. In addition, if necessary to comply with Rule 16b-3 under the Exchange Act, the Board may not take any action without shareholder approval if such action would (i) increase by more than 10% the number of Common Shares issuable under the Plan (not including increases to reflect stock splits and stock dividends), (ii) change the eligibility requirements, or (iii) decrease the minimum option price, extend the maximum option term or materially increase the benefits which may accrue to participants under the plan.

TERMS OF OUTSTANDING DIRECTOR OPTIONS

         Subject to shareholder approval, each of Thomas L. Auth, Richard L. Little, Richard F. Sauter and Michael M. Selzer have received options to purchase 15,000 Common Shares under the Plan.

         As of March 15, 2000, the aggregate market value of the Common Shares subject to Options under the Plan was $180,000, based on the last sale price for a Common Share as quoted in the National Association of Securities Dealers Automated Quotation System.

EFFECT OF FEDERAL INCOME TAXATION

         The Options will not qualify as incentive stock options under the Code. Generally, with respect to options that do not qualify as incentive options under the Code, the acquisition of Common Shares through the exercise of the option will result in ordinary income to the optionee as of the date of exercise in an amount by which the fair market value of the Common Shares at such date exceeds the exercise price. Upon exercise, the Company will generally be entitled to a deduction in an identical amount. When an optionee disposes of such Common Shares, the difference between the amount received and the fair market value of the Common Shares on the date of exercise will be treated as a long- or short-term capital gain, as the case may be, depending on the period of time the optionee has held the Common Shares.

         The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan itself. The full text of the Plan will be provided to any shareholder who desires a copy, upon written request to the Company, Attention: Secretary, 15301 Highway 55 West, Plymouth, Minnesota 55447.

         The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve Proposal 3.

         THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE MEDAMICUS, INC. 1999 NON-EMPLOYEE DIRECTOR AND MEDICAL ADVISORY BOARD STOCK OPTION PLAN.

                                   PROPOSAL 4:
                             ENGAGEMENT OF AUDITORS

         At the annual meeting, a resolution will be presented to ratify the appointment by the Company's Board of Directors of McGladrey & Pullen, LLP, as independent auditors, to audit the financial statements of the Company for the current fiscal year and to perform other appropriate accounting services. McGladrey & Pullen, LLP has audited the financial statements of the Company as of and for the years ended December 31, 1995-1999.

         McGladrey & Pullen, LLP has advised the Company that it has no direct financial interest or material indirect financial interest in the Company.

         Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and will be available to respond to questions of the shareholders.

         The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve Proposal 4.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THE APPROVAL OF MCGLADREY & PULLEN, LLP AS INDEPENDENT AUDITORS TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE CURRENT FISCAL YEAR.

                            PROPOSALS OF SHAREHOLDERS

         Proposals of shareholders intended to be presented at the Company's next annual meeting of shareholders must be received by the Secretary of MedAmicus, Inc., at the Company's executive offices in Plymouth, Minnesota, no later than November 25, 2000 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in its proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

                                  MISCELLANEOUS

         The Board of Directors is not aware that any matter other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxied shares in accordance with their best judgment on said matters.

         It is important that proxies be returned promptly with instructions as to voting. Shareholders who do not expect to attend the meeting in person are urged to mark, sign, date and send in the proxies by return mail.


                                       By Order of the Board of Directors



March 25, 2000

                                MEDAMICUS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                            THURSDAY, APRIL 27, 2000
                              3:30 P.M., LOCAL TIME

                          CROWNE PLAZA NORTHSTAR HOTEL
                              618 2ND AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55402





MEDAMICUS, INC.
15301 HIGHWAY 55 WEST, PLYMOUTH, MN 55447                                  PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 27, 2000.

The undersigned hereby appoints Richard L. Little and James D. Hartman, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of MedAmicus, Inc., a Minnesota corporation (hereinafter called the "Company"), to be held on Thursday, April 27, 2000 at 3:30 p.m., local time, and any adjournment thereof, and thereat to vote the undersigned's shares in the Company.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4.


      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.




                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                       [ARROW] PLEASE DETACH HERE [ARROW]



        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.  Election of directors: To elect the management slate of directors.      [ ] Vote FOR         [ ] Vote WITHHELD
    01 Richard L. Little   03 Richard F. Sauter   05 Michael M. Selzer          all nominees         from all nominees
    02 James D. Hartman    04 Thomas L. Auth                                    (except as marked)

                                                                           ___________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,   |                                           |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)  |___________________________________________|

2.  Proposal to adopt an amendment to the MedAmicus, Inc. Stock Option
    Incentive Plan.                                                         [ ] For     [ ] Against     [ ] Abstain

3.  Proposal to adopt the 1999 Non-Employee Director and Medical Advisory
    Board Stock Option Plan.                                                [ ] For     [ ] Against     [ ] Abstain

4.  Proposal to approve the engagement of McGladrey & Pullen, LLP as the independent certified public accountants to audit the financial statements of the Company for the fiscal year ending
    December 31, 2000.                                                      [ ] For     [ ] Against     [ ] Abstain

5.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, each dated March 25, 2000.

Address Change? Mark Box  [ ] Indicate changes below:                       Date __________________________________

                                                                           ___________________________________________
                                                                          |                                           |
                                                                          |                                           |
                                                                          |___________________________________________|

                                                                          Signature(s) in Box
                                                                          Please sign exactly as name appears below. When
                                                                          shares are held by joint tenants, both should
                                                                          sign. When signing as attorney, executor,
                                                                          administrator, trustee or guardian, please give
                                                                          full title as such. If a corporation, please
                                                                          sign in full corporate name by President or
                                                                          other authorized officer. If a partnership,
                                                                          please sign in partnership name by authorized
                                                                          person.